UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): August 10, 2006

Multiband Corporation
(Exact name of registrant as specified in its chapter)

Minnesota	13529	41-1255001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9449 Science Center Drive
New Hope, Minnesota	55428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 763-504-3000

_______________________________________________________
(Former name or former address, if changed since last report)

Item 1.01 Entry into a Material Definitive AGreement

a) On August 11, 2006, Multiband Corporation sold its approximate 51% interest in URON, Inc. to Lantern Advisors pursuant to the terms and conditions of the attached agreement. As of that same date, Multiband Corporation retained Beneficial Ownership of 607,609 URON contingency shares per the agreement. The other 49% ownership of URON, Inc. was distributed On August 10, 2006 to Multiband Corporation eligible Holders of record as of May 1, 2006.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 11, 2006

Multiband Corporation

            By James L. Mandel
            James L. Mandel
            Chief Executive Officer

Exhibit

Purchase Agreement